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    As filed with the Securities and Exchange Commission on October 30, 2000



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SYNTELLECT INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                      86-0486871
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                    Suite 100
                        16610 North Black Canyon Highway
                             Phoenix, Arizona 85053
          (Address of Principal Executive Offices, Including Zip Code)

                    SYNTELLECT INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                               Timothy P. Vatuone
                   Vice President and Chief Financial Officer
                                 SYNTELLECT INC.
                                    Suite 100
                        16610 North Black Canyon Highway
                             Phoenix, Arizona 85053
                     (Name and address of agent for service)

                                 (602) 789-2800
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                             Robert K. Rogers, Esq.
                             Rogers & Theobald, P.A.
                                    Suite 850
                             The Camelback Esplanade
                            2425 East Camelback Road
                             Phoenix, Arizona 85016
                                 (602) 852-5550
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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                             Proposed               Proposed
Title of                                     maximum                maximum
securities             Amount                offering               aggregate             Amount of
to be                  to be                 price                  offering              registration
registered             registered            per share(1)           price                 fee
--------------------   --------------        -----------------      ----------------      ---------------------
Common Stock,          600,000               $4.60                  $2,760,000            $728.64
par value $0.01
per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of the common stock of Syntellect Inc., par value $0.01 per share, on October 26, 2000.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 registers an additional 600,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Syntellect Inc. (the "Registrant") reserved and available for Awards to be issued to employees of the Registrant and of certain subsidiaries pursuant to the Syntellect Inc. Long-Term Incentive Plan. As permitted by General Instruction E (Registration of Additional Securities) to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8.

Item 3.  Incorporation of Certain Documents by Reference

         The following documents of the Registrant previously filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a. the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000 (File No. 000-18323);

         b. all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

         c. the description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed on February 23, 1990, including any amendment or report filed for the purpose of updating such description; and

         d. registration statement on Form S-8 filed by the Registrant on January 21, 1998 (File No. 333-44587), registration statement on Form S-8 filed by the Registrant on March 14, 1996 (File No. 333-2362) and registration statement on Form S-8 filed by the Registrant on August 31, 1995 (File No. 33-96472).

         All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Services

         Not applicable.


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Item 5.  Interest of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Not applicable.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See "EXHIBIT INDEX" following signatures.

Item 9.  Undertakings

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) of section 229.512 of Regulation S-K do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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
         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 20th day of October, 2000.

SYNTELLECT INC.
(Registrant)


By: /s/ Anthony V. Carollo
    ------------------------------
    Anthony V. Carollo
    Chairman of the Board,
    Chief Executive Officer
    and President

October 20, 2000
Date
         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony V. Carollo, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such persons and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


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         Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities and on the respective dates indicated:



Signature                                Title                                               Date
--------------------------      ----------------------------------                  ---------------------

/s/ Anthony V. Carollo          Chairman of the Board, Chief Executive              October 20, 2000
--------------------------      Officer and President
Anthony V. Carollo

/s/ Timothy P. Vatuone          Timothy P. Vatuone, Chief Financial Officer,        October 20, 2000
--------------------------      Vice President, Secretary, and Treasurer
Timothy P. Vatuone

/s/ Keith Pekkala               Keith Pekkala, Vice President, Controller and       October 20, 2000
--------------------------      Assistant Secretary
Keith Pekkala

/s/ Michael R. Bruce            Director                                            October 24, 2000
--------------------------
Michael R. Bruce

/s/ William P. Conlin           Director                                            October 20, 2000
--------------------------
William P. Conlin

/s/ Michael D. Kaufman          Director                                            October 20, 2000
--------------------------
Michael D. Kaufman

                                  EXHIBIT INDEX

     Exhibit     Description
     -------     -----------
         4.0     Syntellect Inc. Long-Term Incentive Plan, as amended through June 1, 2000

         5.1     Opinion of Rogers & Theobald, P.A.

        23.1     Consent of KPMG Peat Marwick LLP

        23.2     Consent of Rogers & Theobald, P.A. (included in Exhibit 5.1 hereof)

        24.1     Power of Attorney (included on signature page hereof)


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